Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2019, in the Registration Statement (Form F-1) and related Prospectus of StoneCo Ltd. for the registration of its Class A common shares.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

March 28, 2019